                                                            Exhibit (a)(1)(GGGG)

     Omnicare and NCS

     Nation's Largest Provider of Pharmaceutical Services for the Elderly

================================================================================

                                     Omnicare         NCS          Combined
                                  -------------   ------------   ------------
     Annualized Sales(1)          $2.66 billion   $655 million   $3.3 billion
     Number of Residents Served         746,000        199,000        945,000
     Number of States Served                 45             33             47

     (1)  Revenues for quarter ended 9/30/02 annualized

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


     Omnicare/NCS Service Areas
================================================================================

                      [MAP OF OMNICARE/NCS SERVICE AREAS]


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


     Acquisition of NCS HealthCare
================================================================================

     o    Solidifies industry leading position

     o    Combines clinical focus with innovative information technology

     o    Enterprise value of approximately $460 million

     o    Accretive to earnings in 2003 and beyond

     o    Expected to close next week


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